UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 28, 2013

Microsoft Corporation

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

0-14278 (Commission File Number)	91-1144442 (IRS Employer Identification No.)

One Microsoft Way, Redmond, Washington (Address of Principal Executive Offices)	98052-6399 (Zip Code)

(425) 882-8080 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 28, 2013, Microsoft Corporation (the “Company”) entered into a Cooperation Agreement (the “Agreement”) with VA Partners I, LLC, ValueAct Capital Master Fund, L.P., ValueAct Co-Invest Master Fund, L.P., ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, ValueAct Holdings, L.P., ValueAct Holdings GP, LLC and G. Mason Morfit (collectively, the “ValueAct Group”). Under the Agreement and subject to the conditions set forth therein, the Company has agreed, at the ValueAct Group’s election, to appoint Mr. Morfit (the “ValueAct Designee”) to the Company’s Board of Directors (the “Board”) at any time commencing with the first regularly scheduled quarterly meeting of the Board after the date of the Company’s 2013 annual meeting of shareholders, or any time thereafter before the ninetieth (90th) day prior to the Company’s 2014 annual meeting of shareholders. Should Mr. Morfit join the Company’s Board, the Company agrees to re-nominate him at the Company’s 2014 annual meeting of shareholders for a one-year term. Effective immediately, the Agreement provides for regular meetings between Mr. Morfit and selected Company directors and management to discuss a range of significant business issues.

Mr. Morfit has agreed, at all times while serving as a member of the Board, among other things (i) to meet all director independence and other standards of the Company, the NASDAQ Stock Market and the Securities and Exchange Commission and applicable provisions of the Securities Exchange Act of 1934, as amended, (ii) to remain qualified to serve as a director under the Washington Business Corporation Act under the Revised Code of Washington, (iii) to comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members, including the Company’s Standards of Business Conduct, Finance Code of Professional Conduct, securities trading policy, and corporate governance guidelines, and (iv) to preserve the confidentiality of Company information, including discussions or matters considered in meetings of the Board or Board committees to the extent not disclosed publicly by the Company. The Company has also agreed that the ValueAct Group may receive certain information about the Company in accordance with a confidentiality agreement entered into by the parties. Mr. Morfit is also entitled to certain consultation rights pursuant to the Agreement.

The ValueAct Group has agreed, subject to certain exceptions, that the ValueAct Group will not, among other things (i) acquire a specified number of the shares of common stock of the Company, (ii) propose or seek to effect any tender or exchange offer, merger, business combination, recapitalization or other extraordinary transaction involving the Company, or make any public statement with respect to such transaction, or frustrate or seek to frustrate any such transaction proposed or endorsed by the Company, (iii) make, or in any way participate in any “proxy contest” or other solicitation of proxies, (iv) sell, transfer or otherwise dispose of any securities of the Company to any person that would knowingly result in such person becoming a beneficial owner of 4.9% or more of the outstanding shares of common stock of the Company, or (v) make any statement or announcement that constitutes an ad hominem attack on, or otherwise disparages or causes to be disparaged the Company or its affiliates or any of its current or former officers or directors. The Agreement contains certain other restrictions on activities by the ValueAct Group and certain of its affiliates and associates.

The Agreement terminates on the earlier of (i) if Mr. Morfit is appointed or elected to the Board, the date that is three months from the date any ValueAct Designee ceases to be a member of the Board and (ii) the date immediately following the Company’s 2015 annual meeting of shareholders, provided that the standstill provisions survive for so long as any ValueAct Designee serves as a member of the Board.

The foregoing summary of the Agreement is not complete and is subject to, and qualified in its entirety by the text of the Agreement, which is attached as Exhibit 99.1 and incorporated herein by reference.

On August 30, 2013, the Company issued a press release relating to the Agreement, which is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Cooperation Agreement between the Company and the ValueAct Group dated August 28, 2013

99.2	Press Release, dated August 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSOFT CORPORATION

Date: August 30, 2013	/s/ John A. Seethoff
John A. Seethoff Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Cooperation Agreement between the Company and the ValueAct Group dated August 28, 2013

99.2	Press Release, dated August 30, 2013